Exhibit 99.1

Mentor Graphics Reports Fiscal Third Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--December 3, 2009--Mentor Graphics Corporation (NASDAQ: MENT) today announced results for the fiscal third quarter 2010, ending October 31, 2009. For the quarter, the company reported revenues of $189.2 million, non-GAAP earnings per share of $.05, and a GAAP loss per share of $.28.

“During the quarter, we saw positive signs of recovery in the semiconductor market with semiconductor unit shipments and revenue, as well as foundry revenue and utilization, up sharply,” said Walden C. Rhines, CEO and chairman of Mentor Graphics. “The diversity of our product line continues to help us weather the difficult economic environment. Embedded software and cabling solutions are both up for the quarter. Strong results from our design-to-silicon platform, including Calibre, Olympus-SoC place and route, and Tessent silicon test products, and a recovery in our emulation business also helped drive results.”

During the quarter, the company announced that its low power RTL-to-GDSII tool flow has been included in Taiwan Semiconductor Manufacturing Company, Ltd. (TSMC) Reference Flow 10.0. TSMC also selected the Calibre® physical verification platform for its Integrated Sign-Off Flow. In October, the company signed a definitive merger agreement with Valor Computerized Systems Ltd., a world leader in printed circuit board design manufacturing software solutions.

In August, the company closed its acquisition of LogicVision Inc., a market leader in built-in-self-test silicon test solutions. In November, the company unveiled its strategy for silicon test and yield analysis solutions incorporating both the company’s existing product line and LogicVision’s technologies under the Tessent™ brand.

“Despite the continuing challenges of the market, we saw annualized contract values of renewals in our top ten contracts increase 5% in the quarter,” said Gregory K. Hinckley, president of Mentor Graphics. “In addition, our cost control efforts are ahead of plan, with operating expenses down about 3% over the year ago third quarter.”

Special charges were primarily related to headcount, acquisitions and ongoing investment banking fees.

Outlook

For the fiscal fourth quarter ending January 31, 2010, the company expects revenue of about $230 million, non-GAAP earnings per share of about $.28 and GAAP earnings per share of about $.33. GAAP earnings in the fiscal fourth quarter will be relatively stronger as a portion of the tax provision recorded earlier in the fiscal year is recaptured. For fiscal 2010, the company expects full year revenues to increase one percent from fiscal 2009 to approximately $795 million, non-GAAP earnings per share of about $0.44 and a GAAP loss per share of approximately $.28. In Fiscal 2009, the company had revenues of $789 million.

Cash flow is expected to be approximately $15 million for the fiscal fourth quarter and consistent with the same quarter last year. Fiscal 2010 year cash flow from operations is expected to be approximately $45 to $50 million up from $23 million in fiscal 2009.

Fiscal Year Definition

Mentor Graphics fiscal year runs from February 1st to January 31st. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Adoption of Accounting Guidance for Convertible Debt

During the first quarter of fiscal 2010, Mentor Graphics adopted the Financial Accounting Standard Board’s (FASB) new accounting guidance for accounting for convertible debt instruments that may be settled in cash upon conversion. This new guidance requires retroactive application to all prior periods reported. Accordingly, we have adjusted the applicable prior period balance sheets, statements of operations (including net income (loss) per share), and statements of cash flows to reflect the adjusted balance of the convertible notes and related items, and to record the amortization of the discount on the convertible notes as a non-cash interest expense. A reconciliation of our adjusted Condensed Consolidated Balance Sheets as of January 31, 2009, our adjusted Condensed Consolidated Statements of Operations, and our adjusted Condensed Consolidated Statements of Cash Flows for the three and nine months ended October 31, 2008 to their original filings is included with this release. Interest expense associated with the adoption of the guidance was $0.7 million for the three months ended October 31, 2009 and $0.6 million for the three months ended October 31, 2008. Interest expense was $2.1 million for the nine months ended October 31, 2009 and $1.9 million for the nine months ended October 31, 2008.

Discussion of Non-GAAP Financial Measures

Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin, net income (loss), and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, in-process research and development, special charges, equity plan-related compensation expenses and charges, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount on convertible debt, impairment of cost method investments, and the equity in income or losses of unconsolidated entities, which management does not consider reflective of our core operating business.

Identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, and employment agreements. In-process research and development charges represented products in development that had not reached technological feasibility at the time of acquisition. Special charges primarily consist of costs incurred for employee terminations due to a reduction of personnel resources driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, asset-related charges, post-acquisition rebalance costs and restructuring costs, including severance and benefits. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional tax expense or benefit that we would accrue using a normalized effective tax rate applied to the non-GAAP results.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Amortization charges for our intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Prior to adopting the FASB’s authoritative guidance on business combinations in February 2009, in-process research and development was expensed upon acquisition. These charges are largely disregarded as acquisition decisions are made since they often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.
  Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are not ordinarily included in our annual operating plan and related budget due the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that we use in evaluating core operations in any given period. Management also believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount on convertible debt were excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs is not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We consider the amortization of the debt discount on convertible debt not to be a direct cost of operations. We also believe this presentation is more useful to investors in comparing our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude such items.
  Impairment of cost method investments can occur when the fair value of the investment is less than its cost. This can occur when there is a significant deterioration in the investee’s earnings performance, significant adverse changes in the general market conditions of the industry in which the investee operates, or indications that the investee may no longer be able to conduct business. These charges are inconsistent in amount and frequency. We therefore consider our operating results without these charges when evaluating our core performance.
  Equity in income or losses of unconsolidated subsidiaries represents the net income (losses) in an investment accounted for under the equity method. The amounts represent our equity in the net income (losses) of a common stock investment. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts were excluded as we do not control the results of operations for these investments and management does not consider this activity a part of our core operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which we operate. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the nine months ended October 31, 2009 is (55)%, after the consideration of period specific items. Without period specific items of $4,201 thousand, our GAAP tax rate is (66)%. Inclusive of period specific items, our full fiscal year 2010 GAAP tax rate is projected to be (48)%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our businesses to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  We perform impairment analyses on cost method investments when triggering events occur and adjust the carrying value of assets when we determine it to be necessary. Impairment charges could therefore be incurred in any period.
  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million and employs approximately 4,425 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics and Calibre are registered trademarks and Olympus-SOC and Tessent are trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) reductions in the spending on the company’s products and services by its customers due to the current worldwide downturn, and the company’s ability to appropriately reduce its expenses in response; (ii) continued weakness or recession in the US, EU, Japan or other economies; (iii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iv) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (v) liquidity concerns, business insolvencies and bankruptcies by the company’s customers; (vi) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vii) changes in accounting or reporting rules or interpretations; (viii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (ix) effects of unanticipated shifts in product mix on gross margin; and (x) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
Revenues:
System and software	$106,344	$97,312	$325,646	$289,985
Service and support	82,852	87,540	239,946	256,478
Total revenues	189,196	184,852	565,592	546,463
Cost of revenues: (1)
System and software	2,966	3,566	17,366	13,204
Service and support	21,414	24,350	63,135	73,722
Amortization of purchased technology	3,089	3,810	8,965	9,040
Total cost of revenues	27,469	31,726	89,466	95,966
Gross margin	161,727	153,126	476,126	450,497
Operating expenses:
Research and development (2)	64,293	65,146	187,427	193,779
Marketing and selling (3)	73,093	76,688	221,124	226,135
General and administration (4)	22,702	24,333	67,468	71,493
Other general expense (income), net	118	168	574	(269)
Amortization of intangible assets (5)	2,796	3,129	8,554	8,099
Special charges (6)	5,993	2,214	15,890	15,099
In-process research and development (7)	-	6,790	-	22,075
Total operating expenses	168,995	178,468	501,037	536,411
Operating loss	(7,268)	(25,342)	(24,911)	(85,914)
Other income (expense), net (8)	(1,004)	1,737	(1,262)	4,829
Interest expense (9)[a]	(4,385)	(4,889)	(13,259)	(14,048)
Loss before income tax	(12,657)	(28,494)	(39,432)	(95,133)
Income tax expense (10)	14,377	50,369	21,824	27,024
Net loss	$(27,034)	$(78,863)	$(61,256)	$(122,157)
Net loss per share:
Basic	$(0.28)	$(0.85)	$(0.64)	$(1.34)
Diluted	$(0.28)	$(0.85)	$(0.64)	$(1.34)
Weighted average number of shares outstanding:
Basic	97,854	92,354	95,636	91,484
Diluted	97,854	92,354	95,636	91,484

Refer to following table for a description of footnotes.

[a] Interest expense for the three and nine months ended October 31, 2008 presentation has been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
(1) Cost of revenues:
Equity plan-related compensation	$349	$351	$1,318	$1,102
Prepaid royalty costs	-	-	-	103
Amortization of purchased technology	3,089	3,810	8,965	9,040
	$3,438	$4,161	$10,283	$10,245

(2) Research and development:
Equity plan-related compensation	$2,374	$2,979	$8,879	$8,830

(3) Marketing and selling:
Equity plan-related compensation	$1,856	$2,150	$6,784	$6,371

(4) General and administration:
Equity plan-related compensation	$1,130	$1,518	$3,995	$4,830

(5) Amortization of intangible assets:
Amortization of other identified intangible assets	$2,796	$3,129	$8,554	$8,099

(6) Special charges:
Rebalance, restructuring, and other costs	$5,993	$2,214	$15,890	$15,099

(7) In-process research and development
In-process research and development	$-	$6,790	$-	$22,075

(8) Other income (expense), net:
Equity in losses of unconsolidated entities and impairment of investments	$170	$445	$851	$1,088

(9) Interest expense[a]:
Amortization of debt discount	$698	$642	$2,051	$1,885
Debt retirement costs	-	-	(354)	-
	$698	$642	$1,697	$1,885

(10) Income tax expense:
Income tax effects	$13,391	$51,128	$18,849	$29,848

[a] Interest expense for the three and nine months ended October 31, 2008 presentation has been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
GAAP net loss[a]	$(27,034)	$(78,863)	$(61,256)	$(122,157)
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	349	351	1,318	1,102
Research and development	2,374	2,979	8,879	8,830
Marketing and selling	1,856	2,150	6,784	6,371
General and administration	1,130	1,518	3,995	4,830
System and software cost of revenues (2)	-	-	-	103
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (3)	3,089	3,810	8,965	9,040
Amortization of intangible assets (4)	2,796	3,129	8,554	8,099
In-process research and development (5)	-	6,790	-	22,075
Special charges (6)	5,993	2,214	15,890	15,099
Other income, net (7)	170	445	851	1,088
Interest expense [a](8)	698	642	1,697	1,885
Income tax effects (9)	13,391	51,128	18,849	29,848
Total of non-GAAP adjustments	31,846	75,156	75,782	108,370
Non-GAAP net income (loss)[a]	$4,812	$(3,707)	$14,526	$(13,787)

GAAP weighted average shares (diluted)	97,854	92,354	95,636	91,484
Non-GAAP adjustment	2,042	-	656	-
Non-GAAP weighted average shares (diluted)	99,896	92,354	96,292	91,484

GAAP net loss per share (diluted)[a]	$(0.28)	$(0.85)	$(0.64)	$(1.34)
Non-GAAP adjustments detailed above	0.33	0.81	0.79	1.19
Non-GAAP net income (loss) per share (diluted)[a]	$0.05	$(0.04)	$0.15	$(0.15)

[a] The three and nine months ended October 31, 2008 presentations have been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

(1)	Equity plan-related compensation expense.

(2)	Amount represents the write-off of prepaid royalty amounts associated with the closure of our Intellectual Property division.

(3)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.

(4)	Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, employment agreements, customer relationships, and deferred compensation which are the result of acquisition transactions.

(5)	Three months ended October 31, 2008: Write-off of $6,790 for in-process research and development related to the Flomerics acquisition.
	Nine months ended October 31, 2008: Write-off of $8,090 for in-process research and development related to the Ponte and Flomerics acquisitions and $13,985 related to the acquisition of technology which has not yet reached technological feasibility and provided no alternative future uses. The technology is expected to be the basis for a new offering in the Calibre product family once development is completed.

(6)	Three months ended October 31, 2009: Special charges consist of (i) $3,369 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $1,231 in acquisition costs, (iii) $1,175 in advisory fees, (iv) $159 related to the abandonment of excess leased facility space, and (v) $59 related to a casualty loss.
	Three months ended October 31, 2008: Special charges consist of (i) $2,273 in advisory fees, (ii) $350 of costs incurred for employee rebalances consisting of severance benefits, notice pay and outplacement services, and (iii) $(409) related to leased facilities.
	Nine months ended October 31, 2009: Special charges consist of (i) $8,996 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $3,525 in advisory fees, (iii) $983 related to the abandonment of excess leased facility space, (iv) $1,769 in acquisition costs, (v) $566 related to a casualty loss, and (vi) $51 in other costs.
	Nine months ended October 31, 2008: Special charges consist of (i) $9,194 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $3,345 in advisory fees, (iii) $2,547 related to the abandonment of excess leased facility space, and (iv) $13 in fixed asset write-offs related to the closure of our Intellectual Property Division.

(7)	Three months ended October 31, 2009: Loss of $170 on investment accounted for under the equity method of accounting.
	Three months ended October 31, 2008: Loss of $445 on investment accounted for under the equity method of accounting.
	Nine months ended October 31, 2009: Other income, net consists of (i) loss of $738 on investment accounted for under the equity method of accounting and (ii) an impairment of $113 for an investment accounted for under the cost method.
	Nine months ended October 31, 2008: Loss of $1,088 on investment accounted for under the equity method of accounting.

(8)	Three months ended October 31, 2009: $698 in amortization of original issuance debt discount.
	Three months ended October 31, 2008: $642 in amortization of original issuance debt discount.
	Nine months ended October 31, 2009: $2,051 in amortization of original issuance debt discount and $(354) in discounts and unamortized debt costs related to a partial redemption of the $110.0M convertible debt.
	Nine months ended October 31, 2008: $1,885 in amortization of original issuance debt discount.

(9)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
GAAP gross margin	$161,727	$153,126	$476,126	$450,497
Reconciling items to non-GAAP gross margin
Equity plan-related compensation	349	351	1,318	1,102
Prepaid royalty costs	-	-	-	103
Amortization of purchased technology	3,089	3,810	8,965	9,040
Non-GAAP gross margin	$165,165	$157,287	$486,409	$460,742

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
GAAP gross margin as a percent of total revenues	85%	83%	84%	82%
Non-GAAP adjustments detailed above	2%	2%	2%	2%
Non-GAAP gross margin as a percent of total revenues	87%	85%	86%	84%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
GAAP operating expenses	$168,995	$178,468	$501,037	$536,411
Reconciling items to non-GAAP operating expenses
Equity plan-related compensation	(5,360)	(6,647)	(19,658)	(20,031)
Amortization of other identified intangible assets	(2,796)	(3,129)	(8,554)	(8,099)
Special charges	(5,993)	(2,214)	(15,890)	(15,099)
In-process research and development	-	(6,790)	-	(22,075)
Non-GAAP operating expenses	$154,846	$159,688	$456,935	$471,107

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
GAAP operating loss	$(7,268)	$(25,342)	$(24,911)	$(85,914)
Reconciling items to non-GAAP operating income
Equity plan-related compensation	5,709	6,998	20,976	21,133
Prepaid royalty costs	-	-	-	103
Amortization of purchased intangible assets:
Cost of revenues	3,089	3,810	8,965	9,040
Amortization of intangible assets	2,796	3,129	8,554	8,099
Special Charges	5,993	2,214	15,890	15,099
In-process research and development	-	6,790	-	22,075
Non-GAAP operating income (loss)	$10,319	$(2,401)	$29,474	$(10,365)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
GAAP operating margin as a percent of total revenues	-4%	-14%	-4%	-16%
Non-GAAP adjustments detailed above	9%	13%	9%	14%
Non-GAAP operating margin as a percent of total revenues	5%	-1%	5%	-2%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
GAAP other income, net and interest expense[a]	$(5,389)	$(3,152)	$(14,521)	$(9,219)
Reconciling items to non-GAAP other income, net and interest expense
Equity in losses of unconsolidated entities	170	445	851	1,088
Amortization of debt discount and retirement costs	698	642	1,697	1,885
Non-GAAP other income, net and interest expense[a]	$(4,521)	$(2,065)	$(11,973)	$(6,246)

[a] The three and nine months ended October 31, 2008 presentations have been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2009	2009[a]

Assets
Current assets:
Cash, cash equivalents, and short-term investments	$84,658	$95,639
Trade accounts receivable, net	76,988	133,719
Term receivables, short-term	164,871	139,133
Prepaid expenses and other	32,559	39,146
Deferred income taxes	8,755	10,163

Total current assets	367,831	417,800
Property, plant, and equipment, net	95,921	100,991
Term receivables, long-term	146,167	146,682
Goodwill and intangible assets, net	485,116	480,956
Other assets	38,988	39,641

Total assets	$1,134,023	$1,186,070

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$7,529	$36,998
Current portion of notes payable	32,272	-
Accounts payable	7,559	10,197
Income taxes payable	18,644	5,340
Accrued payroll and related liabilities	70,554	65,687
Accrued liabilities	38,517	46,034
Deferred revenue	131,975	155,098

Total current liabilities	307,050	319,354
Long-term notes payable	154,119	188,170
Deferred revenue, long-term	10,443	16,890
Other long-term liabilities	67,905	75,211
Total liabilities	539,517	599,625

Stockholders' equity:
Common stock	647,834	602,064
Retained earnings	(88,109)	(26,853)
Accumulated other comprehensive income	34,781	11,234
Total stockholders' equity	594,506	586,445

Total liabilities and stockholders' equity	$1,134,023	$1,186,070

[a] The consolidated balance sheet as of January 31, 2009 has been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended October 31,				Nine Months Ended October 31,
	2009		2008		2009		2008
Operating activities
Net loss[a]		$(27,034)		$(78,863)		$(61,256)		$(122,157)
Depreciation and amortization [a](1)		14,452		16,151		45,252		44,327
Other adjustments to reconcile:
Operating cash		519		15,190		15,633		43,429
Changes in working capital		25,804		9,454		33,325		39,470

Net cash provided by (used in) operating activities		13,741		(38,068)		32,954		5,069

Investing activities
Net cash used in investing activities		(3,824)		(4,471)		(19,901)		(82,014)

Financing activities
Net cash provided by (used in) financing activities		(2,673)		33,211		(22,776)		40,126

Effect of exchange rate changes on cash and cash equivalents		1,330		(3,752)		732		(3,514)

Net change in cash and cash equivalents		8,574		(13,080)		(8,991)		(40,333)
Cash and cash equivalents at beginning of period		76,077		90,673		93,642		117,926

Cash and cash equivalents at end of period		$84,651		$77,593		$84,651		$77,593

[a] The three and nine months ended October 31, 2008 presentations have been adjusted for the retrospective adoption of the FASB's convertible debt accounting guidance.

(1)		Depreciation and amortization includes a write-off of note issuance costs in the amount of $26 for the nine months ended October 31, 2009.

Other data:
Capital expenditures		$6,983		$14,077		$17,951		$33,850
Days sales outstanding		115		119

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	FY 2010				Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Product Group Bookings (a)	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	20%	20%	20%	15%	20%	25%	15%	20%	15%	20%	20%	15%	20%
IC Design to Silicon	40%	40%	35%	40%	40%	30%	30%	40%	35%	40%	35%	30%	40%	35%
Functional Verification	20%	25%	15%	20%	20%	20%	20%	30%	20%	20%	25%	20%	20%	25%
New & Emerging Products	10%	5%	20%	10%	10%	20%	15%	10%	15%	15%	15%	20%	20%	15%
Services & Other	10%	10%	10%	10%	15%	10%	10%	5%	10%	10%	5%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010				Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Product Group Revenues (b)	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	20%	30%	25%	20%	20%	25%	20%	20%	20%	20%	25%	20%	20%
IC Design to Silicon	45%	35%	30%	35%	40%	30%	30%	35%	35%	40%	40%	25%	30%	35%
Functional Verification	20%	25%	20%	25%	20%	25%	25%	30%	25%	20%	20%	25%	30%	25%
New & Emerging Products	10%	10%	10%	10%	10%	15%	10%	10%	10%	10%	15%	15%	15%	15%
Services & Other	5%	10%	10%	5%	10%	10%	10%	5%	10%	10%	5%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010				Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Bookings by Geography	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	40%	55%	45%	50%	40%	30%	40%	35%	35%	50%	40%	45%	30%	40%
Europe	25%	25%	15%	20%	35%	35%	35%	35%	35%	25%	30%	15%	30%	25%
Japan	25%	5%	20%	15%	15%	20%	10%	5%	15%	10%	10%	20%	20%	15%
Pac Rim	10%	15%	20%	15%	10%	15%	15%	25%	15%	15%	20%	20%	20%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010				Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Revenue by Geography	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	40%	50%	40%	45%	40%	35%	40%	40%	40%	50%	55%	40%	40%	45%
Europe	20%	30%	25%	25%	30%	30%	35%	35%	30%	25%	20%	25%	30%	25%
Japan	20%	5%	15%	15%	20%	20%	10%	10%	15%	15%	10%	20%	15%	15%
Pac Rim	20%	15%	20%	15%	10%	15%	15%	15%	15%	10%	15%	15%	15%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010				Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Bookings by Business Model (c)	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	15%	25%	20%	20%	20%	20%	20%	10%	15%	30%	25%	30%	10%	20%
Ratable	15%	15%	15%	15%	25%	20%	15%	10%	15%	20%	20%	10%	10%	15%
Up Front	70%	60%	65%	65%	55%	60%	65%	80%	70%	50%	55%	60%	80%	65%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010				Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Revenues by Business Model (c)	Q1	Q2	Q3	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	15%	25%	15%	20%	20%	20%	20%	10%	15%	25%	20%	20%	15%	20%
Ratable	10%	15%	15%	15%	20%	20%	20%	10%	15%	15%	15%	20%	10%	15%
Up Front	75%	60%	70%	65%	60%	60%	60%	80%	70%	60%	65%	60%	75%	65%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenues includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenues by Business Model are System and Software only.

MENTOR GRAPHICS CORPORATION
UNAUDITED IMPACT OF ACCOUNTING CHANGE
(In thousands)

Impact of Retrospective Adoption of FASB's Convertible Debt Accounting Guidance on the Unaudited Consolidated Statement of Operations:

	Three months ended October 31, 2008
	Prior to
	Adoption	Effect of Change	As Adjusted

Operating loss	$(25,342)	-	$(25,342)
Other income (expense), net	1,737	-	1,737
Interest expense	(4,270)	(619)	(4,889)
Loss before income tax	(27,875)	(619)	(28,494)
Income tax expense	50,369	-	50,369
Net loss	$(78,244)	$(619)	$(78,863)

Basic and diluted net loss per share	$(0.85)	$-	$(0.85)

	Nine months ended October 31, 2008
	Prior to
	Adoption	Effect of Change	As Adjusted

Operating loss	$(85,914)	-	$(85,914)
Other income (expense), net	4,829	-	4,829
Interest expense	(12,230)	(1,818)	(14,048)
Loss before income tax	(93,315)	(1,818)	(95,133)
Income tax expense	27,024	-	27,024
Net loss	$(120,339)	$(1,818)	$(122,157)

Basic and diluted net loss per share	$(1.32)	$(0.02)	$(1.34)

Impact of Retrospective Adoption of FASB's Convertible Debt Accounting Guidance on the Unaudited Consolidated Balance Sheet:

	Prior to
As of January 31, 2009	Adoption	Effect of Change	As Adjusted
Assets
Current assets:
Cash, cash equivalents and short-term investments	$95,639	$-	$95,639
Trade accounts receivable, net	133,719	-	133,719
Term receivables, short-term	139,133	-	139,133
Prepaid expenses and other	39,236	(90)	39,146
Deferred income taxes	10,163	-	10,163
Total current assets	417,890	(90)	417,800

Property, plant, and equipment	100,991	-	100,991
Term receivables, long-term	146,682	-	146,682
Goodwill and intangible assets, net	480,956	-	480,956
Other assets	39,918	(277)	39,641
Total assets	$1,186,437	$(367)	$1,186,070

Liabilities and Stockholders' Equity

Total current liabilities	$319,354	$-	$319,354

Long-term notes payable	201,102	(12,932)	188,170
Deferred revenue, long-term	16,890	-	16,890
Other long-term liabilities	75,211	-	75,211
Total liabilities	612,557	(12,932)	599,625

Stockholders' equity:
Common stock	580,298	21,766	602,064
Accumulated deficit	(17,652)	(9,201)	(26,853)
Accumulated other comprehensive income	11,234	-	11,234
Total stockholders' equity	573,880	12,565	586,445
Total liabilities and stockholders' equity	$1,186,437	$(367)	$1,186,070

MENTOR GRAPHICS CORPORATION
UNAUDITED IMPACT OF ACCOUNTING CHANGE
(In thousands)

Impact of Retrospective Adoption of FASB's Convertible Debt Accounting Guidance on the Unaudited Consolidated Statement of Cash Flows:

	Three months ended October 31, 2008
	Prior to
	Adoption	Effect of Change	As Adjusted
Operating Cash Flows:
Net loss	$(78,244)	$(619)	$(78,863)
Depreciation and amortization	15,532	619	16,151
Other adjustments to reconcile:
Operating cash	20,413	-	15,190
Changes in working capital	4,231	-	9,454
Net cash provided by operating activities	(38,068)	-	(38,068)

Investing Cash Flows:
Net cash used in investing activities	(4,471)	-	(4,471)

Financing Cash Flows:
Net cash used in financing activities	33,211	-	33,211
Effect of exchange rate changes on cash and cash equivalents	(3,752)	-	(3,752)
Net change in cash and cash equivalents	(13,080)	-	(13,080)
Cash and cash equivalents at the beginning of the period	90,673	-	90,673
Cash and cash equivalents at the end of the period	$77,593	$-	$77,593

	Nine months ended October 31, 2008
	Prior to
	Adoption	Effect of Change	As Adjusted
Operating Cash Flows:
Net loss	$(120,339)	$(1,818)	$(122,157)
Depreciation and amortization	42,509	1,818	44,327
Other adjustments to reconcile:
Operating cash	48,633	-	43,429
Changes in working capital	34,266	-	39,470
Net cash provided by operating activities	5,069	-	5,069

Investing Cash Flows:
Net cash used in investing activities	(82,014)	-	(82,014)

Financing Cash Flows:
Net cash used in financing activities	40,126	-	40,126
Effect of exchange rate changes on cash and cash equivalents	(3,514)	-	(3,514)
Net change in cash and cash equivalents	(40,333)	-	(40,333)
Cash and cash equivalents at the beginning of the period	117,926	-	117,926
Cash and cash equivalents at the end of the period	$77,593	$-	$77,593

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE GUIDANCE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:

	Q4 FY10	FY10
Diluted GAAP net income (loss) per share	$0.33	$(0.28)
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.04	0.14
Amortization of other identified intangible assets (2)	0.03	0.12
Equity plan-related compensation (3)	0.05	0.27
Special charges (4)	0.00	0.16
Other income and interest expense (5)	0.01	0.04
Income tax effects (6)	(0.18)	(0.01)
Non-GAAP net income per share	$0.28	$0.44

(1)	Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for Q4 FY10 assumes no additional acquisitions.

(2)	Excludes amortization of other identified intangible assets including trade names, employment agreements, customer relationships, and deferred compensation resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. The guidance for Q4 FY10 assumes no additional acquisitions.

(3)	Excludes equity plan-related compensation expense.

(4)	Excludes special charges consisting primarily of costs incurred for facility closures, employee rebalances (which includes severance benefits, notice pay and outplacement services), advisory fees, and acquisition costs. The guidance for Q4 FY10 assumes no additional special charges.

(5)	Reflects amortization of original issuance debt discount and equity in losses of an equity method investment.

(6)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

CONTACT:
Mentor Graphics Corporation
Media Contact:
Ry Schwark, 503-685-1660
ry_schwark@mentor.com Joe Reinhart
or
Investor Contact
503-685-1462
joe_reinhart@mentor.com